Foundation Building Materials, Inc. Announces Fourth Quarter and Full Year 2019 Results

2019 Fourth Quarter Highlights

•	Earnings per share ("EPS") from continuing operations of $0.22 compared to $0.04 in the prior year period; adjusted EPS(1) of $0.26 compared to $0.16 in the prior year period

•	Net income from continuing operations of $9.6 million, an increase of $7.6 million, compared to the prior year period

•	Adjusted net income(1) of $11.3 million, an increase of $4.3 million, compared to the prior year period

•	Completed three acquisitions and opened San Antonio greenfield branch

2019 Full Year Highlights

•	EPS from continuing operations of $0.97 compared to a loss per share of $0.85 in the prior year period; adjusted EPS(1) of $1.11 compared to $0.41 in the prior year period

•	Net sales of $2.2 billion, an increase of $110.2 million compared to the prior year period

•	Base business net sales of $1.9 billion, an increase of 2.5% compared to the prior year period

•	Net income from continuing operations of $41.8 million, an increase of $78.2 million compared to the prior year period

•	Reduced net debt leverage ratio(1) to 2.91x at December 31, 2019 from 3.63x at December 31, 2018

•	Adjusted net income(1) of $47.6 million, an increase of $30.0 million, compared to the prior year period

•	Adjusted EBITDA(1) of $176.8 million, an increase of 14.0% compared to the prior year period; adjusted EBITDA margin(1) of 8.2% compared to 7.6% in the prior year period

Santa Ana, CA, February 24, 2020 Foundation Building Materials, Inc. (NYSE: FBM), one of the largest specialty building products distributors of wallboard, suspended ceiling systems and metal framing in North America, today reported fourth quarter and full year 2019 financial results and provided its 2020 guidance.
“We are pleased to deliver strong fourth quarter and full-year results. As our results demonstrate, 2019 was a year of focus and execution, and we achieved our financial goals with solid sales growth and profit margin expansion, which contributed to our reduction of debt,” said Ruben Mendoza, President and CEO. "For 2020, our strategic priorities are to drive organic growth, further reduce our debt, and continue to drive profit margin expansion that will deliver long-term value to our shareholders.”

2019 Fourth Quarter Results

Net sales for the three months ended December 31, 2019 were $514.8 million compared to $516.2 million for the three months ended December 31, 2018, representing a decrease of $1.3 million, or 0.3%. Net sales from base business branches decreased $4.1 million compared to the prior year period, primarily due to ongoing softness in Canadian markets and lower residential construction volumes.

Gross profit for the three months ended December 31, 2019 was $160.3 million compared to $155.6 million for the three months ended December 31, 2018, representing an increase of $4.7 million, or 3.0%. The increase in gross profit was primarily due to an expansion of our gross margin and an increase in sales from acquisitions. Gross margin for the three months ended December 31, 2019 was 31.1% compared to 30.1% for the three months ended December 31, 2018. The increase in gross margin was primarily due to improved profitability across our product lines driven by the Company's ongoing pricing and purchasing initiatives.

Selling, general and administrative ("SG&A") expenses for the three months ended December 31, 2019 were $124.0 million compared to $116.4 million for the three months ended December 31, 2018, representing an increase of $7.6 million. As a percentage of net sales, SG&A expenses were 24.1% for the three months ended December 31, 2019, compared to 22.6% for the three months ended December 31, 2018. The increase in SG&A expenses as a percentage of net sales was primarily due to lower net sales, higher labor and related costs and the Company's continued investment in various company-wide initiatives.
Net income from continuing operations for the three months ended December 31, 2019 was $9.6 million, or $0.22 per share, an increase of $7.6 million compared to a net income from continuing operations of $1.9 million, or $0.04 per share, for the three months ended December 31, 2018. Adjusted net income(1) for the three months ended December 31, 2019 was $11.3 million, or $0.26 per share, an increase of $4.3 million compared to adjusted net income(1) of $7.0 million, or $0.16 per share, for the three months ended December 31, 2018.

Adjusted EBITDA(1) was $39.0 million and adjusted EBITDA margin(1) was 7.6% for the three months ended December 31, 2019, compared to adjusted EBITDA(1) of $41.2 million and adjusted EBITDA margin(1) of 8.0% for the three months ended December 31, 2018.

2019 Full Year Results

Net sales for the year ended December 31, 2019 were $2,154.5 million compared to $2,044.3 million for the year ended December 31, 2018, representing an increase of $110.2 million, or 5.4%. There was one less business day in the current period as compared to the prior period. Average daily net sales increased 5.8% compared to the prior period. Net sales from base business branches contributed $47.0 million of the net sales increase, and average daily base business net sales increased by 2.9% over the prior period. Net sales from acquired branches and existing branches that were strategically combined contributed $63.3 million of the net sales increase. The base business net sales increase was primarily due to strong commercial activity and product expansion into new geographic markets.

Gross profit for the year ended December 31, 2019 was $656.6 million compared to $590.4 million for the year ended December 31, 2018, representing an increase of $66.3 million, or 11.2%. Gross profit increased due to an expansion of the Company's gross margin, an increase in sales from acquisitions and base business growth. Gross margin for the year ended December 31, 2019 was 30.5% compared to 28.9% for the year ended December 31, 2018. The increase in gross margin was primarily due to improved profitability across our product lines driven by the Company's ongoing pricing and purchasing initiatives and continued stabilization of product costs.

SG&A expenses for the year ended December 31, 2019 were $487.9 million compared to $444.5 million for the year ended December 31, 2018, representing an increase of $43.3 million, or 9.7%. As a percentage of net sales, SG&A expenses were 22.6% for the year ended December 31, 2019, compared to 21.7% for the year ended December 31, 2018. The increase in SG&A expenses as a percentage of net sales was primarily due to the Company's continued investment in various company-wide initiatives and higher labor and related costs.

Net income from continuing operations for the year ended December 31, 2019 was $41.8 million, or $0.97 per share, an increase of $78.2 million compared to a net loss from continuing operations of $36.4 million, or $0.85 per share, for the year ended December 31, 2018. Adjusted net income(1) for the year ended December 31, 2019 was $47.6 million, or $1.11 per share, an increase of $30.0 million compared to an adjusted net income(1) of $17.5 million, or $0.41 per share, for the year ended December 31, 2018.

Adjusted EBITDA(1) was $176.8 million and adjusted EBITDA margin(1) was 8.2% for the year ended December 31, 2019, compared to adjusted EBITDA(1) of $155.2 million and adjusted EBITDA margin(1) of 7.6% for the year ended December 31, 2018.

Acquisitions and Greenfield Branches

In 2019, the Company completed five acquisitions with combined annualized net sales in excess of $52.0 million. During 2019, the Company opened four greenfield branches and expects to open four to six more branches by the end of 2020, which includes our most recent greenfield branch in Charleston, South Carolina. These greenfield branches are projected to yield high returns on invested capital within the first few years of startup. They also serve to further leverage the Company’s national scale, increase the Company’s market share, generate economies of scale and support the Company’s organic growth.

2020 Guidance(a)

Net sales (in billions)	$2.2 to $2.3
Gross margin	30.0% to 31.0%
Adjusted EBITDA(b) (in millions)	$180.0 to $200.0
Adjusted EBITDA margin(b)	8.2% to 8.6%
Adjusted EPS(b)	$1.15 to $1.45
Net debt leverage ratio(b)(c)	2.5x to 2.8x
(a)Guidance for 2020 includes anticipated contributions from greenfield branches and excludes acquisitions.
(b)Adjusted EBITDA, adjusted EBITDA margin, adjusted EPS and net debt leverage ratio are non-GAAP financial measures. Adjusted EBITDA margin represents adjusted EBITDA divided by net sales.
(c)For a calculation of our net debt leverage ratio as of December 31, 2019, see Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2019.

Fourth Quarter and Full Year Earnings Release and Conference Call

In conjunction with this release, Foundation Building Materials, Inc. will host a conference call tomorrow, Tuesday, February 25, 2020, at 8:30 AM Eastern Time. Ruben Mendoza, President and Chief Executive Officer, John Gorey, Chief Financial Officer, Pete Welly, Chief Operating Officer, Kirby Thompson, Senior Vice President of Sales and Marketing and John Moten, Vice President Investor Relations will host the call.
The call can be accessed in three ways:

•	At the FBM website: www.fbmsales.com under the "Events and Presentations" tab in the "Investors" section of the Company’s website;

•
By telephone: For both listen-only participants and those who wish to take part in the question and answer portion of the call, the dial-in telephone number in the U.S. is (877) 407-9039. For participation outside the U.S., the dial-in number is (201) 689-8470; and

•
Using audio replay: A replay of the call will be available beginning at 11:30 AM Eastern Time on Tuesday, February 25, 2020, and ending 11:59 PM Eastern Time on Tuesday, March 3, 2020. The dial-in number for U.S.-based participants is (844) 512-2921. Participants outside the U.S. should use the replay dial-in number of (412) 317-6671. All callers will be required to provide the Conference ID of 13698136.

About Foundation Building Materials

Foundation Building Materials is a specialty building products distributor of wallboard, suspended ceiling systems, and metal framing throughout North America. Based in Santa Ana, California, the Company employs more than 3,500 people and operates more than 175 branches across the U.S. and Canada. Learn more at www.fbmsales.com or follow us on LinkedIn, Twitter, Instagram, or Facebook.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, the Company's projected financial performance and operating results, including projected net sales, gross margin, adjusted EBITDA, adjusted EBITDA margin, adjusted EPS and net debt leverage ratio, as well as statements regarding the Company's progress towards achieving its strategic objectives, including the successful integration and future performance of acquisitions and performance of greenfield branches and the Company's acquisition strategy. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Contact Information:

Investor Relations:
John Moten, IRC
Foundation Building Materials, Inc.
657-900-3200
Investors@fbmsales.com

Media Relations:
Joele Frank, Wilkinson Brimmer Katcher
Jed Repko or Ed Trissel
212-355-4449

(1) Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted EPS and net debt leverage ratio are non-GAAP financial measures. See the supplementary schedules at the end of this press release for a discussion of how we define and calculate these measures, why we believe they are important and a reconciliation thereof to the most directly comparable GAAP measures. Adjusted EBITDA margin represents adjusted EBITDA divided by net sales. For a calculation of our net debt leverage ratio as of December 31, 2019, see Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2019.
- Financial Tables Follow -

FOUNDATION BUILDING MATERIALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31, (Unaudited)		Year Ended December 31,
	2019	2018	2019	2018
Net sales	$514,841	$516,159	$2,154,530	$2,044,312
Cost of goods sold	354,524	360,541	1,497,921	1,453,953
Gross profit	160,317	155,618	656,609	590,359
Operating expenses:
Selling, general and administrative expenses	123,993	116,438	487,865	444,527
Depreciation and amortization	19,533	20,500	80,444	77,419
Total operating expenses	143,526	136,938	568,309	521,946
Income from operations	16,791	18,680	88,300	68,413
Loss on extinguishment of debt	—	—	—	(58,475)
Interest expense	(7,773)	(10,255)	(33,788)	(53,283)
Other income, net	447	1,171	443	1,298
Income (loss) before income taxes	9,465	9,596	54,955	(42,047)
Income tax (benefit) expense	(105)	7,671	13,127	(5,628)
Income (loss) from continuing operations	9,570	1,925	41,828	(36,419)
Income from discontinued operations, net of tax	—	2,612	—	10,523
(Loss) gain on sale of discontinued operations, net of tax	(188)	13,713	(1,589)	13,713
Net income (loss)	$9,382	$18,250	$40,239	$(12,183)

Earnings (loss) per share data:
Earnings (loss) from continuing operations per share - basic	$0.22	$0.04	$0.97	$(0.85)
Earnings (loss) from continuing operations per share - diluted	$0.22	$0.04	$0.97	$(0.85)

Earnings (loss) from discontinued operations per share - basic	$—	$0.39	$(0.03)	$0.57
Earnings (loss) from discontinued operations per share - diluted	$(0.01)	$0.39	$(0.04)	$0.57

Earnings (loss) per share - basic	$0.22	$0.43	$0.94	$(0.28)
Earnings (loss) per share - diluted	$0.21	$0.43	$0.93	$(0.28)

Weighted average shares outstanding:
Basic	42,990,542	42,903,161	42,975,026	42,892,879
Diluted	43,668,064	42,912,707	43,307,528	42,915,028

FOUNDATION BUILDING MATERIALS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$17,766	$15,299
Accounts receivable—net of allowance for doubtful accounts of $3,169 and $3,239, respectively	262,757	276,043
Other receivables	59,104	57,472
Inventories	178,624	165,989
Prepaid expenses and other current assets	7,965	9,053
Total current assets	526,216	523,856
Property and equipment, net	150,188	151,641
Right-of-use assets, net	120,562	—
Intangible assets, net	113,861	145,876
Goodwill	495,724	484,941
Other assets	5,206	10,393
Total assets	$1,411,757	$1,316,707
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$145,226	$137,773
Accrued payroll and employee benefits	31,410	28,830
Accrued taxes	8,780	11,867
Current portion of tax receivable agreement	27,850	16,667
Current portion of term loan	4,500	4,500
Current portion of lease liabilities	30,307	—
Other current liabilities	18,557	19,979
Total current liabilities	266,630	219,616
Asset-based revolving credit facility	89,000	146,000
Long-term portion of term loan, net	434,633	437,999
Tax receivable agreement	89,533	117,948
Deferred income taxes, net	18,972	20,678
Long-term portion of lease liabilities	97,145	—
Other liabilities	7,679	8,117
Total liabilities	1,003,592	950,358
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, authorized 10,000,000 shares; 0 shares issued	—	—
Common stock, $0.001 par value, authorized 190,000,000 shares; 42,991,016 and 42,907,326 shares issued, respectively	13	13
Additional paid-in capital	336,362	332,330
Retained earnings	74,254	34,187
Accumulated other comprehensive loss	(2,464)	(181)
Total stockholders' equity	408,165	366,349
Total liabilities and stockholders' equity	$1,411,757	$1,316,707

FOUNDATION BUILDING MATERIALS, INC.
STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$40,239	$(12,183)
Less: (loss) gain on sale of discontinued operations	(1,589)	13,713
Less: net income from discontinued operations	—	10,523
Net income (loss) from continuing operations	41,828	(36,419)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation	33,708	33,437
Amortization of intangible assets	46,736	43,982
Amortization of debt issuance costs and debt discount	2,156	7,370
Inventory fair value purchase accounting adjustment	285	1,057
Loss on extinguishment of debt	—	58,475
Provision for doubtful accounts	2,390	1,810
Stock-based compensation	4,187	2,175
Reduction in tax receivable agreement	(242)	(1,189)
Unrealized gain on derivative instruments, net	—	(265)
Loss on disposal of property and equipment	584	552
Right-of-use assets non-cash expense	27,801	—
Deferred income taxes	(1,038)	221
Change in assets and liabilities, net of effects of acquisitions:
Accounts receivable	20,272	(23,326)
Other receivables	1,151	(1,721)
Inventories	(8,226)	(8,834)
Prepaid expenses and other current assets	1,168	2,708
Other assets	(167)	(1,320)
Accounts payable	2,477	(1,951)
Accrued payroll and employee benefits	2,449	11,105
Accrued taxes	(3,164)	4,893
Operating lease liability	(26,940)	—
Other liabilities	(1,697)	(16,911)
Net cash provided by operating activities from continuing operations	145,718	75,849
Cash flows from investing activities from continuing operations:
Purchases of property and equipment	(34,402)	(34,892)
Proceeds from termination of net investment hedge	3,313	—
Payment of net working capital adjustments related to acquisitions	—	(40)
Proceeds from net working capital adjustments related to acquisitions	464	154
Proceeds from the disposal of fixed assets	3,441	2,315
Acquisitions, net of cash acquired	(33,751)	(93,477)
Net cash used in investing activities from continuing operations	(60,935)	(125,940)
Cash flows from financing activities from continuing operations:
Proceeds from asset-based revolving credit facility	531,993	897,911

Repayments of asset-based revolving credit facility	(588,993)	(799,272)
Principal payments for term loan	(4,500)	—
Term loan proceeds	—	450,000
Principal payments on long-term debt	—	(575,000)
Prepayment premium on bond	—	(23,872)
Debt issuance costs and deferred finance costs	—	(7,935)
Payment related to tax receivable agreement	(16,667)	—
Tax withholding payment related to net settlement of equity awards	(155)	(61)
Principal repayment of finance lease obligations	(2,674)	(2,771)
Net cash used in financing activities from continuing operations	(80,996)	(61,000)
Net cash used in operating activities from discontinued operations	—	(6,614)
Net cash (used in) provided by investing activities from discontinued operations	(1,589)	121,568
Net cash used in financing activities from discontinued operations	—	(162)
Net cash (used in) provided by discontinued operations	(1,589)	114,792
Effect of exchange rate changes on cash	269	(503)
Net increase in cash	2,467	3,198
Cash and cash equivalents at beginning of period	15,299	12,101
Cash and cash equivalents at end of period	$17,766	$15,299

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$13,190	$2,507
Cash paid for interest	$31,749	$61,199
Supplemental disclosures of non-cash investing and financing activities:
Change in fair value of derivatives, net of tax	$5,443	$4,616
Goodwill adjustment for purchase price allocation	$466	$202

FOUNDATION BUILDING MATERIALS, INC.
NET SALES BY MAJOR PRODUCT LINE, GROSS PROFIT AND GROSS MARGIN
FOR THE THREE MONTHS ENDED DECEMBER 31, 2019 AND 2018 (Unaudited) AND
YEARS ENDED DECEMBER 31, 2019 AND 2018 (Unaudited)
(dollars in thousands)

	Three Months Ended December 31,				Change
	2019		2018		$	%
Wallboard	$193,500	37.6%	$198,014	38.4%	$(4,514)	(2.3)%
Suspended ceiling systems	99,629	19.4%	91,453	17.7%	8,176	8.9%
Metal framing	92,137	17.8%	97,474	18.9%	(5,337)	(5.5)%
Complementary and other products	129,575	25.2%	129,218	25.0%	357	0.3%
Total net sales	$514,841	100.0%	$516,159	100.0%	$(1,318)	(0.3)%
Total gross profit	$160,317		$155,618		$4,699	3.0%
Total gross margin	31.1%		30.1%		1.0%

	Year Ended December 31,				Change
	2019		2018		$	%
Wallboard	$817,799	38.0%	$781,257	38.2%	$36,542	4.7%
Suspended ceiling systems	413,674	19.2%	379,809	18.6%	33,865	8.9%
Metal framing	392,630	18.2%	361,493	17.7%	31,137	8.6%
Complementary and other products	530,427	24.6%	521,753	25.5%	8,674	1.7%
Total net sales	$2,154,530	100.0%	$2,044,312	100.0%	$110,218	5.4%
Total gross profit	$656,609		$590,359		$66,250	11.2%
Total gross margin	30.5%		28.9%		1.6%

FOUNDATION BUILDING MATERIALS, INC.
BASE BUSINESS AND ACQUIRED AND COMBINED NET SALES
FOR THE THREE MONTHS ENDED DECEMBER 31, 2019 AND 2018 (Unaudited) AND
YEARS ENDED DECEMBER 31, 2019 AND 2018 (Unaudited)
(dollars in thousands)

	Three Months Ended December 31,		Change
	2019	2018	$	%
Base business (1)	$455,567	$459,713	$(4,146)	(0.9)%
Acquired and combined (2)	59,274	56,446	2,828	5.0%
Net sales	$514,841	$516,159	$(1,318)	(0.3)%
(1) Represents net sales from branches that were owned by us since January 1, 2018, and branches that were opened by us during such period.
(2) Represents branches acquired and combined after January 1, 2018, primarily as a result of our strategic combination of branches.

	Year Ended December 31,		Change
	2019	2018	$	%
Base business (1)	$1,916,308	$1,869,345	$46,963	2.5%
Acquired and combined (2)	238,222	174,967	63,255	36.2%
Net sales	$2,154,530	$2,044,312	$110,218	5.4%
(1) Represents net sales from branches that were owned by us since January 1, 2018, and branches that were opened by us during such period.
(2) Represents branches acquired and combined after January 1, 2018, primarily as a result of our strategic combination of branches.

FOUNDATION BUILDING MATERIALS, INC.
BASE BUSINESS AND ACQUIRED AND COMBINED NET SALES BY MAJOR PRODUCT LINE
FOR THE THREE MONTHS ENDED DECEMBER 31, 2019 AND 2018 (Unaudited) AND
YEARS ENDED DECEMBER 31, 2019 AND 2018 (Unaudited)
(dollars in thousands)

	Three Months Ended December 31, 2018	Base Business Net Sales Change	Acquired and Combined Net Sales Change	Three Months Ended December 31, 2019	Total Net Sales % Change	Base Business Net Sales % Change(1)	Acquired and Combined Net Sales % Change(2)
Wallboard	$198,014	$(5,149)	$635	$193,500	(2.3)%	(2.9)%	3.3%
Suspended ceiling systems	91,453	5,147	3,029	99,629	8.9%	6.7%	21.0%
Metal framing	97,474	(4,963)	(374)	92,137	(5.5)%	(5.6)%	(4.2)%
Complementary and other products	129,218	819	(462)	129,575	0.3%	0.7%	(3.3)%
Net sales	$516,159	$(4,146)	$2,828	$514,841	(0.3)%	(0.9)%	5.0%
Average daily net sales(3)	$8,325	$(67)	$46	$8,304	(0.3)%	(0.9)%	5.0%
(1) Represents base business net sales change as a percentage of base business net sales for the three months ended December 31, 2018.
(2) Represents acquired and combined net sales change as a percentage of acquired and combined net sales for the three months ended December 31, 2018.
(3) The number of business days for the three months ended December 31, 2019 and 2018 were 62 and 62, respectively.

	Year Ended December 31, 2018	Base Business Net Sales Change	Acquired and Combined Net Sales Change	Year Ended December 31, 2019	Total Net Sales % Change	Base Business Net Sales % Change(1)	Acquired and Combined Net Sales % Change(2)
Wallboard	$781,257	$4,107	$32,435	$817,799	4.7%	0.6%	68.5%
Suspended ceiling systems	379,809	17,260	16,605	413,674	8.9%	5.3%	31.1%
Metal framing	361,493	14,627	16,510	392,630	8.6%	4.3%	82.1%
Complementary and other products	521,753	10,969	(2,295)	530,427	1.7%	2.3%	(4.2)%
Net sales	$2,044,312	$46,963	$63,255	$2,154,530	5.4%	2.5%	36.2%
Average daily net sales(3)	$8,080	$216	$254	$8,550	5.8%	2.9%	36.7%
(1) Represents base business net sales change as a percentage of base business net sales for the year ended December 31, 2018.
(2) Represents acquired and combined net sales change as a percentage of acquired and combined net sales for the year ended December 31, 2018.
(3) The number of business days for the years ended December 31, 2019 and 2018, were 252 and 253, respectively.

Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

In addition to presenting financial results prepared in accordance with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, net debt leverage ratio and adjusted earnings per share, which are provided as supplemental measures of financial performance. These measures are not required by, or presented in accordance with, GAAP. The Company calculates adjusted EBITDA as net income (loss) from continuing operations before interest expense, net, loss on extinguishment of debt, income tax (benefit) expense, depreciation and amortization, unrealized gain on derivative financial instruments, offering and public company readiness expenses, stock-based compensation, and other non-recurring adjustments such as loss (gain) on the disposal of property and equipment, transaction costs and non-cash decrease in tax receivable agreement, or TRA, liability. The Company calculates adjusted EBITDA margin as adjusted EBITDA divided by net sales. The Company calculates adjusted net income as net income (loss) from continuing operations before loss on extinguishment of debt, unrealized gain on derivative financial instruments, offering and public company readiness expenses, stock-based compensation, and other non-recurring adjustments such as loss (gain) on the disposal of property and equipment, transaction costs and non-cash decrease in TRA liability. The Company calculates adjusted earnings per share as adjusted net income on a per weighted average share outstanding basis. For a calculation of net debt leverage ratio, see Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2019.

These non-GAAP financial measures are presented because they are important metrics used by management as a means by which it assesses financial performance. These measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. These measures, when used in conjunction with the most directly comparable GAAP financial measures, provide investors with an additional financial analytical framework that may be useful in assessing the Company’s financial condition and results of operations.

These non-GAAP financial measures have certain limitations, which are discussed in greater detail in the Company's filings with the Securities and Exchange Commission. These measures should not be considered as alternatives to measures of financial performance prepared in accordance with GAAP. In addition, these measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. Furthermore, these measures are not intended to be considered liquidity measures. Other companies, including other companies in the Company’s industry, may not use these measures or may calculate one or more of these measures differently than the Company does, limiting their usefulness as comparative measures.

The following is a reconciliation of adjusted EBITDA to the most directly comparable GAAP measure, net income (loss) from continuing operations (unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
(dollars in thousands)
Net income (loss) from continuing operations	$9,570	$1,925	$41,828	$(36,419)
Interest expense, net	7,696	10,244	33,695	53,201
Loss on extinguishment of debt	—	—	—	58,475
Income tax (benefit) expense	(105)	7,671	13,127	(5,628)
Depreciation and amortization	19,533	20,500	80,444	77,419
Unrealized gain on derivative financial instruments	—	(209)	—	(265)
Offering and public company readiness expenses(a)	87	—	465	89
Stock-based compensation	1,131	788	4,187	2,299
Loss (gain) on disposal of property and equipment	638	(61)	584	552
Transaction costs(b)	704	1,553	2,750	6,636
Non-cash decrease in TRA liability	(242)	(1,189)	(242)	(1,189)
Adjusted EBITDA	$39,012	$41,222	$176,838	$155,170
Adjusted EBITDA margin(c)	7.6%	8.0%	8.2%	7.6%

(a)	Represents costs related to our initial public offering, secondary offering, and public company readiness expenses.

(b)
Represents costs related to our transactions, including fees to financial advisors, accountants, attorneys, and other professionals, as well as certain internal corporate development costs. The costs also include non-cash purchase accounting effects to adjust for the effect of the purchase accounting step-up in the value of inventory to fair value recognized as a result of acquisitions.

(c)	Adjusted EBITDA margin represents adjusted EBITDA divided by net sales.

The following is a reconciliation of adjusted net income to the most directly comparable GAAP measure, net income (loss) from continuing operations (unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
(in thousands, except share and per share data)
Net income (loss) from continuing operations	$9,570	$1,925	$41,828	$(36,419)
Loss on extinguishment of debt	—	—	—	58,475
Unrealized gain on derivative financial instruments	—	(209)	—	(265)
Offering and public company readiness expenses(a)	87	—	465	89
Stock-based compensation	1,131	788	4,187	2,299
Loss (gain) on disposal of property and equipment	638	(61)	584	552
Transaction costs(b)	704	1,553	2,750	6,636
Non-cash decrease in TRA liability	(242)	(1,189)	(242)	(1,189)
Tax effects(c)	(609)	4,162	(1,995)	(12,635)
Adjusted net income	$11,279	$6,969	$47,577	$17,543

Earnings (loss) per share data as reported:
Basic	$0.22	$0.04	$0.97	$(0.85)
Diluted	$0.22	$0.04	$0.97	$(0.85)
Earnings per share data as adjusted:
Basic	$0.26	$0.16	$1.11	$0.41
Diluted	$0.26	$0.16	$1.10	$0.41

Weighted average shares outstanding:
Basic	42,990,542	42,903,161	42,975,026	42,892,879
Diluted	43,668,064	42,912,707	43,307,528	42,915,028

(a)	Represents costs related to our initial public offering, secondary offering, and public company readiness expenses.

(b)
Represents costs related to our transactions, including fees to financial advisors, accountants, attorneys, and other professionals, as well as certain internal corporate development costs. The costs also include non-cash purchase accounting effects to adjust for the effect of the purchase accounting step-up in the value of inventory to fair value recognized as a result of acquisitions.

(c)	Represents the impact of corporate income taxes.